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EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement is made and entered into effective as of November 15, 2006. On the Closing Date, the Company will issue Units to the Subscribers upon the terms set forth in the Subscription Agreement. As an inducement to the Subscribers to enter into the Subscription Agreement, the Company agrees with each Subscriber, and with D & D, Octagon, ECS, and the holders of the Lender Warrants as follows:

         1. Definitions. As used in this Agreement (including the preamble above), the following defined terms shall have the following meanings:

         "AFFILIATE" of any specified person means any other person, which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to close.

         "CLOSING" has the meaning set forth in the Subscription Agreement.

         "CLOSING DATE" has the meaning set forth in the Subscription Agreement.

         "COMMISSION" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

         "COMMON STOCK" means the Company's common stock, par value $0.0001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "COMPANY" means Pacific Energy Resources Ltd., a Delaware corporation.

         "D & D" means D & D Securities Company.

         "D & D WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the placement agent's warrant to be issued to D & D on the Closing Date.

         "ECS" means Energy Capital Solutions, LLC.

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         "ECS WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the placement agent's warrant to be issued to ECS on the Closing
Date.
         "EFFECTIVENESS DEADLINE DATE" means the 180th trading day following the Closing Date; provided, that, if the Commission reviews and has comments on the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Deadline Date shall be the 210th trading day following the Closing Date.

         "EFFECTIVENESS PERIOD" has the meaning assigned thereto in SECTION
2(b).

         "EFFECTIVE TIME" means the date and time on which the Commission declares the Registration Statement effective or on which the Registration Statement otherwise becomes effective.

         "ELECTING HOLDER" has the meaning assigned thereto in SECTION 3(a).

         "ENDING DATE" has the meaning assigned thereto in SECTION 2(c).

         "EVENT" has the meaning assigned thereto in SECTION 2(c).

         "EVENT DATE" has the meaning assigned thereto in SECTION 2(c).

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         "FILING DEADLINE DATE" means the 120th trading day following the Closing Date.

         "HOLDER" means, when used with respect to any Security, the record holder of such Security.

         "LENDER WARRANT SHARES" means the shares of Common Stock issuable to upon exercise of the lender warrants to be issued to various lenders or their affiliates on the Closing Date ("LENDER WARRANTS") pursuant to the terms of the Credit Agreement among J. Aron and Company, the Company and certain of its subsidiaries.

         "OCTAGON" means Octagon Capital Corporation.

         "OCTAGON WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the placement agent's warrant to be issued to Octagon on the Closing Date.

         "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

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         "PROSPECTUS" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

         "QUESTIONNAIRE" means a Selling Security Holder Questionnaire, substantially in the form of EXHIBIT A attached hereto, relating to the Securities.

         "REGISTRABLE SECURITIES" means 110% of the shares of Common Stock issued to Subscribers on the Closing Date, 110% of the Underlying Warrant Shares, 100% of the D & D Warrant Shares, 100% of the Octagon Warrant Shares, 100% of the ECS Warrant Shares, 100% of the Lender Warrant Shares, and any securities issued with respect to any of the foregoing as a stock dividend or in connection with a stock split or recapitalization occurring prior to the filing of the Registration Statement, or, if occurring following the filing of the Registration Statement, as contemplated by Rule 416 of the Securities Act; provided, however, that any such securities shall cease to be Registrable Securities when they are no longer Restricted Securities.

         "REGISTRATION" means a registration effected pursuant to SECTION 2.

         "REGISTRATION STATEMENT" means a registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of SECTION 2, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         "RESTRICTED SECURITIES" means any Securities except any such Securities that (i) have been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the Registration Statement, (ii) have been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or are transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto), or (iii) have otherwise been transferred and new Securities not subject to transfer restrictions under the Securities Act have been delivered by or on behalf of the Company.

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         "RULES AND REGULATIONS" means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

         "SECURITIES" means the shares of Common Stock issued pursuant to the Subscription Agreement and the shares of Common Stock issued or issuable upon exercise of Warrants.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         "SUBSCRIBERS" means the Subscribers named on the signature pages of the Subscription Agreement and this Agreement.

         "SUBSCRIPTION AGREEMENT" means the Pacific Energy Resources Ltd. Subscription Agreement by and among the Company and the Subscribers.

         "TRADING DAY" means a day on which the Common Stock trades on the Toronto Stock Exchange or, if the Common Stock does not so trade on the day in question, then trading day shall mean Business Day.

         "UNDERLYING WARRANT SHARES" means shares of Common Stock issued or issuable under Warrants issued by the Company to Subscribers on the Closing Date.

         "UNITS" means one share of Common Stock and one-half of one Warrant.

         "WARRANTS" means Common Stock purchase warrants comprising part of the Units issued pursuant to the Subscription Agreement, with each whole Warrant being exercisable into one share of Common Stock.

         2. REGISTRATION.

         (a) The Company shall (i) file with the Commission on or prior to the Filing Deadline Date a Registration Statement covering the offer and sale of the Registrable Securities, and (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Deadline Date. The Registration Statement shall be on Form S-1 or Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-1 or Form SB-2, in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise requested or required pursuant to comments received from the Commission or other governmental or regulatory authority upon a review of such Registration Statement) a "Plan of Distribution" substantially in the form attached hereto as ANNEX A.

         (b) The Company shall use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to the Registration Statement and Prospectus used in connection therewith and take all such other actions to keep the Registration Statement continuously effective in order to permit the Prospectus to be usable by holders for resales of Registrable


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Securities from the Effective Time until the earliest to occur of (A) the date which is 24 months after the Closing Date, (B) the date upon which all Registrable Securities registered under the Registration Statement have been sold thereunder, and (C) the date upon which all of the Securities cease to be Restricted Securities (such period being referred to herein as the "EFFECTIVENESS PERIOD").

         (c) If (i) such Registration Statement covering the Registrable Securities is not filed with the Commission on or prior to the Filing Deadline Date, (ii) such Registration Statement covering the Registrable Securities is filed with but is not declared effective by the Commission on or prior to the Effectiveness Deadline Date or (iii) after the Effective Time, such Registration Statement ceases for any reason to be effective or any Prospectus thereunder ceases to be usable with respect to any Registrable Securities it is required to cover at any time prior to the expiration of the Effectiveness Period for more than an aggregate of 45 trading days (which need not be consecutive), excluding
(x) grace periods of not more than 15 trading days each during which a post-effective amendment is to be filed to include in the Registration Statement material information previously not included in the Registration Statement, or to correct a misstatement of a material fact set forth in the Registration Statement, in each case due to facts or circumstances previously unknown to the Company and arising subsequent to the effectiveness of the Registration Statement or any post-effective amendment thereto, or to otherwise provide information necessary to comply with Section 10(a)(3) of the Securities Act regarding the age of financial statements included therein, provided that the Company diligently works to have any such post-effective amendment prepared, filed and declared effective by the Commission as soon as practicable and (y) grace periods of not more than five trading days each for the preparation and filing with the Commission of any prospectus supplement (any such failure or breach described in clauses (i), (ii) or (iii) above being referred to as an "EVENT," and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 45 trading day-period is exceeded, being referred to as "EVENT DATE"), then following each such Event Date, the Company shall become obligated to pay to each Electing Holder, as liquidated damages and not as a penalty, a number of shares of Common Stock equal to 1.0% of the number of shares of Common Stock that were issued to such Electing Holder on the Closing Date and are still owned by such Electing Holder on an Ending Date, for each 30-day period (pro rated on a daily pro-rata basis for periods shorter than 30 days) elapsed between the Event Date and the earlier of: (A) the date that the applicable Event is cured and (B) the date that the Effectiveness Period expires. No such payments shall be payable in respect of any Underlying Warrant Shares or securities that are not Registrable Securities. Liquidated damages payments payable by the Company under this
SECTION 2(c) shall be issued by the Company to each Electing Holder not later than seven Business Days following the end of each 30-day period or portion thereof prior to the cure of an Event (each such end date being an "ENDING DATE"). Notwithstanding anything to the contrary contained herein or in the Subscription Agreement or any related document or agreement, the aggregate number of shares of Common Stock issued or issuable to any holder as liquidated damages under this SECTION 2(c) shall not exceed 10% of the aggregate number of shares of Common Stock issued to such holder on the Closing Date pursuant to the Subscription Agreement.

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         3. REGISTRATION PROCEDURES. In connection with the Registration
Statement, the following provisions shall apply:

         (a) No holder shall be entitled to be named as a selling security holder in the Registration Statement as of the Effective Time, and no holder shall be entitled to use the Prospectus for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Questionnaire to the Company by the deadline for response set forth therein; provided, however, holders of Registrable Securities shall have at least ten calendar days from the date on which the Questionnaire is first sent to such holders to return a completed and signed Questionnaire to the Company. The term "ELECTING HOLDER" means any holder of Registrable Securities that has returned a completed and signed Questionnaire to the Company in accordance with this SECTION 3(a). The information provided by each Electing Holder in the signed Questionnaire shall be for use in the Registration Statement.

         (b) The Company shall furnish to each Electing Holder prior to the initial filing of the Registration Statement, a draft of such Registration Statement, and shall furnish to such holders prior to the filing of any amendment or supplement to the Prospectus that contains material revisions to the selling security holder information, a draft of such amendment or supplement and shall reflect in each such document when so filed with the Commission such comments as such holders reasonably may propose with regard to the selling security holder information; provided, however, that the Company shall make the final decision as to the form and content of each such document.

         (c) Each Electing Holder shall promptly advise the Company in writing if changes in the Registration Statement or the Prospectus are required in order that disclosures made in the Registration Statement and Prospectus based upon information previously provided by the Electing Holder for use in the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are made) not misleading. The Company shall promptly advise each Electing Holder in writing (which notice pursuant to clauses (iii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

         (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

         (ii) when the Commission notifies the Company whether there will be a "review" of the Registration Statement and whenever the Commission comments in writing on the selling security holder information or Plan of Distribution in the Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Electing Holders that pertain to such holders as a selling security holder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information);

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         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

         (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose (including, but not limited to, an order issued by any state securities commission or other regulatory authority suspending the qualification, or exemption from qualification, of the sale of the Registrable Securities under state securities laws); and

         (v) if changes in the Registration Statement or the Prospectus are required in order that the Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

         (d) The Company shall promptly furnish to each requesting Electing Holder, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.

         (e) The Company shall, during the Effectiveness Period, promptly deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Electing Holder may reasonably request; and the Company consents (except during the continuance of any event described in clauses (iii) through (v) of SECTION 3(c) or any pending corporate development described in SECTION 3(h)) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

         (f) Prior to any offering of Registrable Securities pursuant to the Registration Statement, the Company shall, unless appropriate exemptions are available, use its reasonable best efforts to (i) register or qualify the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long during the Effectiveness Period as may be necessary to enable any Electing Holder to complete its distribution of Registrable Securities pursuant to the Registration Statement, and (iii) take any and all other actions necessary or


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advisable to enable the disposition in such jurisdictions of such Registrable
Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this
SECTION 3(f), or (B) file any general consent to service of process in any jurisdiction where it is not then so subject.

         (g) The Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates shall meet the requirements of any securities exchange on which the Company's Common Stock is then listed and which certificates shall be in such permitted denominations as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Registration Statement.

         (h) Upon the occurrence of any fact or event contemplated by clauses
(iii) through (v) of SECTION 3(c), the Company shall (subject to the next sentence) promptly prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall comply with the Securities Act, state securities laws and any other applicable laws. If the Company notifies the Electing Holders in accordance with clauses (iii) through (v) of SECTION 3(c) to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then each Electing Holder shall suspend the use of the Prospectus until (i) such Electing Holder has received copies of the supplemented or amended Prospectus contemplated by the preceding sentence, or (ii) such Electing Holder is advised in writing by the Company that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated by reference therein for a period not to exceed 30 consecutive days (or 60 days in the aggregate in any calendar year) if there occurs or exists any pending corporate development the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, be harmful to the business, operations, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

         (i) The Company shall cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         (j) The Company shall provide transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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         (k) The Company shall use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission.

         (l) The Company shall use commercially reasonable efforts to enable the holders of the Registrable Securities to sell the Registrable Securities under Rule 144 of the Securities Act.

         (m) The Company shall advise each Electing Holder when such Electing Holder provides information to the Company under this Section 3 that such Electing Holder must provide the information in a written statement signed by or on behalf of such Electing Holder that expressly states that such information is for use in the subject Registration Statement, Prospectus or amendment or supplement thereto. The Company reserves the right not to rely on information provided by an Electing Holder if such information is not contained in a written statement meeting the foregoing requirements.

         4. REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Registration Statement. Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of the Registrable Securities being registered shall pay all commissions and underwriting discounts with respect to any Registrable Securities sold by it and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly).

         5. Indemnification and Contribution.

         (a) INDEMNIFICATION BY THE COMPANY. Upon the registration of the Registrable Securities pursuant to SECTION 2, the Company shall indemnify and hold harmless each Electing Holder and its affiliates and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in any Registration Statement or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws applicable to the


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Company in connection with the registration hereunder, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in such Registration Statement or Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Indemnified Person expressly for use therein; provided, further, however, that the foregoing indemnity agreement with respect to any Prospectus shall not inure to the benefit of any Indemnified Person who failed to deliver a final Prospectus or an amendment or supplement thereto (provided by the Company to the several Indemnified Persons in the requisite quantity and on a timely basis to permit proper delivery on or prior to the relevant transaction date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement of a material fact contained in any Prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such material misstatement or omission was cured in such final Prospectus or amendment or supplement thereto. For the purposes of this subsection (a), the Company may rely on written information furnished to the Company by an Indemnified Person via electronic mail if such electronic mail is followed within five (5) days thereof by a written instrument meeting the requirements set forth in the foregoing sentence.

         (b) INDEMNIFICATION BY THE HOLDERS. Each Electing Holder agrees, as a consequence of the inclusion of any of such holder's Registrable Securities in any Registration Statement, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, its officers who sign such Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such holder and stated to be expressly for use therein and
(ii) reimburse the Company and its directors and its officers who sign such Registration Statement for any legal or other


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expenses reasonably incurred by the Company and such directors and officers in connection with investigating or defending any such action or claim as such expenses are incurred. For the purposes of this subsection (b), the Company may rely on written information furnished to the Company by an Indemnified Person via electronic mail if such electronic mail is followed within five (5) days thereof by a written instrument meeting the requirements set forth in the foregoing sentence. The liability of each Electing Holder shall be in proportion to and limited to the net amount received by such Electing Holder from the sale of Registrable Securities pursuant to such Registration Statement.

         (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under this SECTION 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be reimbursed by the indemnifying party if representation of any such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. Except as specified in the immediately preceding sentence, after notice from an indemnifying party to an indemnified party of such indemnifying party's election to assume the defense pursuant to the immediately preceding sentence, such indemnifying party shall not be liable to the indemnified party under this SECTION 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability to the indemnified party under this
SECTION 5 with respect to such action, except to the extent the indemnifying party is materially prejudiced as a result of not receiving such notice, and shall not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 5 or with respect to any other action except to the extent the indemnifying party is materially prejudiced as a result of not receiving such notice. No indemnifying party shall, without the written consent of the indemnified party, which consent will not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

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         (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this SECTION 5 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information about such indemnifying party or indemnified party supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 5(d) were determined by PRO RATA allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this SECTION 5(d). In no event shall the liability of any Electing Holder be greater in amount than the amount of net proceeds received by such Electing Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under this SECTION 5 had been available under the circumstances. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this SECTION 5(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

         (e) The obligations of the Company under this SECTION 5 shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this SECTION 5 shall be in addition to any liability that such Indemnified Person may otherwise have to the Company. The remedies provided in this SECTION 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.

         6. MISCELLANEOUS.

         (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Electing Holders holding not less than 50.1% of the Registrable Securities then held by the Electing Holders at such time. In addition, no amendment to this Agreement that adversely discriminates against an Electing Holder shall be effective as to such Electing Holder without such Electing Holder's written consent.

         (b) NOTICES. All notices and other communications required or permitted to be provided to a party hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) or e-mail prior to 5:00 p.m. (Los Angeles, California time) on a trading day, (ii) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail on a day that is not a trading day or later than 4:59 p.m. (Los Angeles, California time) on any trading day, (iii) the trading day following the date of mailing, if sent overnight by an overnight courier service nationally recognized in the United States, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications for a party shall be as set forth on the signature pages to this Agreement or such other address as may be designated in writing hereafter, in the same manner, by such party.

         (c) PARTIES IN INTEREST. The parties to this Agreement intend that all holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities that are included in a Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any holder from time to time of the Registrable Securities to the aforesaid extent. If any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

         (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning, construction or interpretation hereof.

         (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to provisions relating to conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby.

         (g) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         (h) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such holder.

         (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (j) TERMINATION ON FAILURE TO TIMELY FULFILL ESCROW RELEASE CONDITION. This Agreement shall terminate and be of no further force or effect if the Closing has not occurred by the close of business on the Closing Date.

                  (Remainder of page intentionally left blank)

                  REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

         IN WITNESS WHEREOF, the Company has caused this Registration Rights Agreement to be duly executed by its authorized signatory as of the date first indicated above.

                                           Very truly yours,

                                           PACIFIC ENERGY RESOURCES LTD.
                                           111 West Ocean Boulevard, Suite 1240
                                           Long Beach, CA 90802


                                           By:  ____________________________
Name: Darren Katic
Title: President
With a copy to:

Rutan & Tucker, LLP
611 Anton Blvd., 14th Floor
Costa Mesa, California  92626
Fax:  (714) 546-9035
Attn: Gregg Amber, Esq.

                  REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE


Please confirm by signing in the space provided below that the foregoing correctly sets forth the agreement between the Company and you.


Accepted and Agreed

_________________________________________________________________
Name (Print)



By:         _____________________________________________
Name:
Title:


Date:       _____________________________________________


Address:    _____________________________________________

            _____________________________________________

            _____________________________________________



Telephone:  _____________________________________________


Facsimile:  _____________________________________________


E-mail:    _____________________________________________